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                     SKYLINE MULTIMEDIA ENTERTAINMENT, INC.
                               OFFER TO EXCHANGE
                           ONE SHARE OF COMMON STOCK
                           PAR VALUE $.001 PER SHARE
                                      FOR
           EACH 3.5 REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANTS

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON SEPTEMBER 9, 1997, UNLESS EXTENDED

To our Clients:

     Enclosed for your consideration are an Offering Circular dated August 11, 1997 (the 'Offering Circular'), and a form of Letter of Transmittal (the 'Letter of Transmittal') relating to the offer (the 'Exchange Offer') of Skyline Multimedia Entertainment, Inc., a New York corporation (the 'Company'), to exchange one share of its Common Stock, $0.001 par value per share (the 'Common Stock') of the Company for each 3.5 Class A Redeemable Common Stock Purchase Warrants (the 'Class A Warrants'). Each holder of a fractional interest in shares of the Company's Common Stock will be entitled to receive a cash payment in lieu of such fractional amount based on the current market price of a share of Common Stock. Consummation of the Exchange Offer is subject to a number of conditions which are described in the Offering Circular and which may be waived by the Company. The Exchange Offer is conditioned on at least 95% of the outstanding Class A Warrants being tendered and at least 95% of the Class B Warrants being tendered pursuant to a concurrent exchange offer.

     This material is being forwarded to you as the beneficial owner of Class A Warrants held by us in your account but not registered in your name. A TENDER OF SUCH CLASS A WARRANTS MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender for exchange any or all such Class A Warrants held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Circular and the related Letter of Transmittal.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Class A Warrants on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 1997, UNLESS EXTENDED BY THE COMPANY. Tenders of Class A Warrants may be withdrawn at any time prior to the Expiration Date and if not otherwise accepted for exchange by the Company, at any time after October 7, 1997. The Exchange Agent shall deliver the Common Stock to be received in exchange for Class A Warrants or return the tendered and withdrawn Class A Warrants promptly after the Expiration Date or withdrawal of the tendered Class A Warrants.

     We urge you to read the enclosed Offering Circular carefully before instructing us to tender your Class A Warrants.

     If you wish to have us tender any or all of your Class A Warrants, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. THE ACCOMPANYING FORM OF LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND MAY NOT BE USED BY YOU TO TENDER CLASS A WARRANTS.

     If we do not receive written instructions in accordance with the procedures presented in the Offering Circular and the Letter of Transmittal, we will not tender any of the Class A Warrants in your account.
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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular and the Letter of Transmittal relating to the Exchange Offer by the Company to exchange Common Stock for the Class A Warrants of the Company.

     This will instruct you to tender the number of Class A Warrants indicated below (or, if no amount is indicated below, the full number of Class A Warrants) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in such Offering Circular and related Letter of Transmittal.

     Number of Class A Warrants to be tendered: _______________(1)

------------------

(1) I/we understand that if I/we sign without indicating a lesser amount in the space above, the entire number of Class A Warrants held by you for my/our account will be tendered.

                                   SIGN HERE

Signature:
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Name(s)
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Address(es)
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                                                                        Zip Code

Area Code and Telephone No(s). ____________________________________

Taxpayer Identification
  or Social Security No(s). ____________________________________

Dated ____________________________________

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